                                                                     EXHIBIT 3.1
                         Commonwealth of Pennsylvania
                              Department of State

                         CERTIFICATE OF INCORPORATION

                  Office of the Secretary of the Commonwealth

              To All to Whom These Presents Shall Come, Greeting:


          Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.

          Whereas, The stipulations and conditions of the Law have been fully complied with by

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

     Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

                         Given under my Hand and the Great Seal of the
                               Commonwealth, at the City of Harrisburg, this 15th day of November in the year of our Lord one thousand nine hundred and eighty-two and of the Commonwealth the two hundred and seventh.


                               /s/  William R. Davis
                               -----------------------------------
                               Secretary of the Commonwealth

                                                                                                       ----------------------------
DSCB:BCL-806 (Rev. 8-72)  Applicant's Account No. __________                                           Filed this 20/th/ day of
                                                                                                       January, A.D. 1983

Filing Fee:  $40                             8312   212                                                Commonwealth of Pennsylvania
AB-2                                   ____________________________                                    Department of State
    701291
Articles of                            COMMONWEALTH OF PENNSYLVANIA
Amendment -                                 DEPARTMENT OF STATE                                        /s/  William R. Davis
Domestic Business Corporation               CORPORATION BUREAU                                         Secretary of the Commonwealth
                                                                                                      ------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. (S)1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

                    FIRST COMMONWEALTH FINANCIAL CORPORATION
------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

             601                                Philadelphia Street
--------------------------------------------------------------------------------
           (NUMBER)                                   (STREET)

            Indiana                Pennsylvania        15701
--------------------------------------------------------------------------------
           (CITY)                                     (ZIP CODE)

3. The statute by or under which it was incorporated is: Title 15 P.S. Section 1204, as amended, Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P.L. 364)
--------------------------------------------------------------------------------

4.   The date of its incorporation is:    November 15, 1982
                                         -----------------

5.   (Check, and if appropriate, complete one of the following):

     [_]    The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The _______________ day of ________________________, 19_____.

     Place:_________________________________________________________________

     Kind and period of notice________________________________________________

_____________________________________________________________________________

     [X]    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)    The total number of shares outstanding was:
            one (1)
--------------------------------------------------------------------------------

     (b)    The number of shares entitled to vote was:
            one (1)
--------------------------------------------------------------------------------

7.   In the action taken by the shareholders:

     (a)    The number of shares voted in favor of the amendment was:
            one (1)
--------------------------------------------------------------------------------

     (b)    The number of shares voted against the amendment was:
            none
--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

            RESOLVED, that Article Five (5) of the Articles of Incorporation is hereby amended to read in full as follows:

            "5. The aggregate number of shares which the corporation shall have authority to issue is: Three million (3,000,000) shares of common stock of the par value of Five Dollars ($5.00) per share (the "Common Stock").

            IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22/nd/ day of December, 1982.

                                   FIRST COMMONWEALTH FINANCIAL CORPORATION
                                   ----------------------------------------
                                             (NAME OF CORPORATION)


Attest:                            By:  E. James Trimarchi,
                                      --------------------------------------
                                                             (SIGNATURE)

     David R. Tomb, Jr.,
-------------------------
        (SIGNATURE)                     President
                                      ------------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

      Secretary
--------------------------------------------
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A.   Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
          Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.   Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

                         Commonwealth of Pennsylvania
                              Department of State

              To All to Whom These Presents Shall Come, Greeting:


          Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                           CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

          Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                         Given under my Hand and the Great Seal of the
                               Commonwealth, at the City of Harrisburg, this 20th day of January in the year of our Lord one thousand nine hundred and eighty-three and of the Commonwealth the two hundred and seventh.

                               /s/   William R. Davis
                               -----------------------------------
                                     Secretary of the Commonwealth

                                                                                                      ------------------------------
Applicant's Account No. __________                                                                    Filed this 29/th/ day of
                                                                                                      May, A.D. 1984
DSCB:BCL-806 (Rev. 8-72)
                                                                                                      Commonwealth of Pennsylvania
Filing Fee:  $40                                    8436   292                                        Department of State
AB-2
     701291
Articles of                                    COMMONWEALTH OF PENNSYLVANIA                           /s/  William R. Davis
Amendment -                                        DEPARTMENT OF STATE                                Secretary of the Commonwealth
Domestic Business Corporation                      CORPORATION BUREAU
                                                                                                      ------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. (S)1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

                     First Commonwealth Financial Corporation
-------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

             601                                      Philadelphia Street
------------------------------------------------------------------------------
          (NUMBER)                                        (STREET)

          Indiana                Pennsylvania              15701
-------------------------------------------------------------------------------
          (CITY)                                          (ZIP CODE)

3.   The statute by or under which it was incorporated is:
Business Corporation Law, Act of May 5, 1933, P.L. 364
--------------------------------------------------------------------------------

4.   The date of its incorporation is:    November 15, 1982
                                         -----------------

5.   (Check, and if appropriate, complete one of the following):

     [X]    The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The  28/th/ day of April, 1984
                 ------        -----    --
     Place: Folger Hall, Indiana, Pennsylvania
            ----------------------------------

     Kind and period of notice    Written notice mailed April 6, 1984
                              ---------------------------------------------

 _______________________________________________________________________________

     [_]    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)    The total number of shares outstanding was:
            1,387,731
-------------------------------------------------------------------------------

     (b)    The number of shares entitled to vote was:

--------------------------------------------------------------------------------
7.   In the action taken by the shareholders:

     (a)    The number of shares voted in favor of the amendment was:
            1,006,919  For           9,519  Against
--------------------------------------------------------------------------------

     (b)    The number of shares voted against the amendment was:

--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

            See attached Appendix I.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 24/th/day of May, 1984.

                                   FIRST COMMONWEALTH FINANCIAL CORPORATION
                                   -------------------------------------------
                                              (NAME OF CORPORATION)


Attest:                            By:  E. James Trimarchi,
                                        ---------------------------------------
                                                            (SIGNATURE)

            David R. Tomb, Jr.,
----------------------------------
            (SIGNATURE)                 President
                                        ----------------------------------------
                                        (TITLE, PRESIDENT, VICE PRESIDENT, ETC.)

            Secretary
--------------------------------------------
(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A.     Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of
            Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.     Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes entitled to vote for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

                                  APPENDIX I

RESOLVED: That Article 5 of the Articles of Incorporation of this Corporation be
--------
          amended to provide as follows:

               "5. The aggregate number of shares which the Corporation shall have authority to issue is:
               Three Million (3,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share (the "Common Stock") and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

               The description of the Preferred Stock is as follows:

     The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock or of such series, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

          (b) the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

          (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

          (d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

          (e) the preferential amount or amounts payable upon shares of such series in the event of the liquidation, dissolution or winding up of the Corporation;

          (f)   the voting rights, if any, of shares of such series;

          (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted;

          (h) the relative seniority, parity or junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

          (i) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

Unless otherwise provided in a resolution establishing any particular series, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment of the Articles approved solely by a majority vote of the outstanding shares of Common Stock (or solely with a lesser vote of the Common Stock, or solely by action of the Board of Directors, if permitted by law at the time).

     All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends prior to date of issue.

     The Corporation may issue shares, option rights, securities having conversion or option rights and any other securities of any class without first offering them to shareholders of any class or classes.

                         Commonwealth of Pennsylvania
                              Department of State


              To All to Whom These Presents Shall Come, Greeting:


          Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                           CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

          Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                          Given under my Hand and the Great Seal of the
                                Commonwealth, at the City of Harrisburg, this 29/th/ day of May in the year of our Lord one thousand nine hundred and eighty-four and of the Commonwealth the two hundred and eighth.

                                /s/ William R. Davis
                                ---------------------------------
                                    Secretary of the Commonwealth

                                                                      --------------------------------
Applicant's Account No. __________                                    Filed this 22/nd/ day of
                                                                      April, A.D. 1986
DSCB:BCL-806 (Rev. 8-72)
                                                                      Commonwealth of Pennsylvania
Filing Fee: $40                              86271436                 Department of State
AB-2
                                   ----------------------------

Articles of                        COMMONWEALTH OF PENNSYLVANIA       /s/  Robert A. Gleason, Jr.
Amendment -                            DEPARTMENT OF STATE            Secretary of the Commonwealth
Domestic Business Corporation          CORPORATION BUREAU
                                                                      --------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. (S)1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

                   First Commonwealth Financial Corporation
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

       601                                            Philadelphia Street
--------------------------------------------------------------------------------
     (NUMBER)                                              (STREET)

      Indiana                  Pennsylvania                 15701
--------------------------------------------------------------------------------
      (CITY)                                              (ZIP CODE)

3.   The statute by or under which it was incorporated is:

Business Corporation Law, Act of May 5, 1933, P.L. 364
--------------------------------------------------------------------------------

4.   The date of its incorporation is:  November 15, 1982
                                        ----------------------------------------

5.   (Check, and if appropriate, complete one of the following):

     [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The 19/th/ day of April, 1986.
                ------        -----    --

     Place: Folger Hall, Indiana, Pennsylvania
            --------------------------------------------------------------------

     Kind and period of notice  Written notice mailed March 21, 1986
                                ------------------------------------------------

--------------------------------------------------------------------------------

     [_] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:
          2,014,499
--------------------------------------------------------------------------------

     (b)  The number of shares entitled to vote was:
          2,014,499
--------------------------------------------------------------------------------

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:
          1,481,718
--------------------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:
          32,382
--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

          See attached Appendix I.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 21/st/ day of April, 1986.

                                    FIRST COMMONWEALTH FINANCIAL CORPORATION
                                    --------------------------------------------
                                                 (NAME OF CORPORATION)


Attest:                             By: E. James Trimarchi,
                                        ----------------------------------------
                                                     (SIGNATURE)
     David R. Tomb, Jr.,
-----------------------------------
            (SIGNATURE)                 President
                                        ----------------------------------------
                                        (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

            Secretary
-----------------------------------
(TITLE: SECRETARY, ASSISTANT
SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A.   Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
          Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.   Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL (S)807 (15 P.S. (S)1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                                  APPENDIX I

RESOLVED: That Article 5 of the Articles of Incorporation of this Corporation be
--------
          amended to provide as follows:

               "5. The aggregate number of shares which the Corporation shall have authority to issue is: Ten Million (10,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share (the "Common Stock") and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

               The description of the Preferred Stock is as follows:

     The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock or of such series, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

          (b) the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

          (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

          (d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

          (e) the preferential amount or amounts payable upon shares of such series in the event of the liquidation, dissolution or winding up of the Corporation;

          (f)  the voting rights, if any, of shares of such series;

          (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted;

          (h) the relative seniority, parity or junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

          (i) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

Unless otherwise provided in a resolution establishing any particular series, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment of the Articles approved solely by a majority vote of the outstanding shares of Common Stock (or solely with a lesser vote of the Common Stock, or solely by action of the Board of Directors, if permitted by law at the time).

     All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends prior to date of issue.

     The Corporation may issue shares, option rights, securities having conversion or option rights and any other securities of any class without first offering them to shareholders of any class or classes.

                         Commonwealth of Pennsylvania
                              Department of State


              To All to Whom These Presents Shall Come, Greeting:


          Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                           CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

          Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                             Given under my Hand and the Great Seal of the
                                   Commonwealth, at the City of Harrisburg, this 22/nd/ day of April in the year of our Lord one thousand nine hundred and eighty-six and of the Commonwealth the two hundred tenth.

                                   /s/ Robert A. Gleason, Jr.
                                   --------------------------------------------
                                       Secretary of the Commonwealth

                                                                      --------------------------------
Applicant's Account No. __________                                    Filed this 29/th/ day of
                                                                      December, A.D. 1986
DSCB:BCL-903 (Rev. 8-72)                                              Eff:  December 31, 1986 11:59 p.m.

Filing Fee: $80 plus $20                     87032114                 Commonwealth of Pennsylvania
for each party corporation                                            Department of State
                                   ----------------------------
in excess of two
AMB-9                              COMMONWEALTH OF PENNSYLVANIA
Articles of Merger -                   DEPARTMENT OF STATE            /s/  Robert A. Gleason, Jr.
Business Corporation                   CORPORATION BUREAU             Secretary of the Commonwealth
                                                                      --------------------------------

          In compliance with the requirements of section 903 of the Business Corporation Law, act of May 5, 1933 (P.L. 364), as amended (15 P.S. (S)1903), the undersigned corporations, desiring to effect a merger, hereby certify that:

          1. The name of the corporation surviving the merger is First Commonwealth Financial Corporation.

          2. The surviving corporation is a domestic corporation and the location of its registered office in this Commonwealth is 601 Philadelphia Street, Indiana, Indiana County, Pennsylvania 15701.

          3. The name of the other domestic business corporation a party to the plan of merger is CNB CORP, Inc., and the location of its registered office in this Commonwealth is 1204 Graham Avenue, Windber, Somerset County, Pennsylvania 15963.

          4. The plan of merger shall be effective at 11:59 P.M. on December 31, 1986.

          5. The manner in which the plan of merger was adopted by the shareholders of each domestic corporation is as follows:

          The shareholders of CNB CORP, Inc. approved by the affirmative vote of the shareholders entitled to vote thereon at a meeting called after at least ten days written notice to all shareholders of record, whether or not entitled to vote thereon, setting forth such purpose.

          The shareholders of First Commonwealth Financial Corporation approved by the affirmative vote of the shareholders entitled to vote thereon at a meeting called after at least ten days written notice to all shareholders of record, whether or not entitled to vote thereon, setting forth such purpose.

          6. The plan of merger is set forth in Exhibit A attached hereto and made a part hereof.

          IN WITNESS WHEREOF, CNB CORP, Inc. and First Commonwealth Financial Corporation have caused these Articles of Merger to be signed by their respective Presidents and Secretaries and their respective corporate seals to be hereunto affixed on December 29, 1986.

CNB CORP, INC.                          FIRST COMMONWEALTH FINANCIAL
                                         CORPORATION


By                                      By /s/ E. James Trimarchi
   --------------------------------       ---------------------------------
              President                               President

By                                      By /s/ David R. Tomb, Jr.
   --------------------------------       ---------------------------------
              Secretary                               Secretary

[Corporate Seal]                        [Corporate Seal]

                                                                       Exhibit A

                                PLAN OF MERGER
                                --------------


     CNB CORP, INC., a Pennsylvania business corporation ("CNB"), and FIRST COMMONWEALTH FINANCIAL CORPORATION, a Pennsylvania business corporation ("FCFC"), are parties to an Agreement and Plan of Reorganization made as of September 24, 1986 (the "Reorganization Agreement"), providing for the merger of CNB into FCFC (the "Merger") in accordance with this Plan of Merger and the Pennsylvania Business Corporation Law (the "BCL"). CNB and FCFC are hereinafter sometimes referred to as the "Constituent Corporations."

                             TERMS AND CONDITIONS

     1. Merger. The Constituent Corporation shall effect the Merger on the terms and conditions hereinafter set forth in this Plan of Merger.

          (a) Effect. On the Effective Date (as hereinafter defined in Section 1(b)), CNB shall be merged into FCFC, and FCFC shall be, and is sometimes hereinafter referred to as, the "Surviving Corporation," and the separate existence of CNB, except insofar as it may be continued by statute or
     Section 6 hereof, shall cease, all with the effect provided in Section 907 of the BCL.

          (b) Effective Date. On the Closing Date (as defined in the Reorganization Agreement), subject to the terms and conditions herein provided, Articles of Merger shall be executed by the Constituent Corporations at the offices of CNB, 1204 Graham Avenue, Windber, Pennsylvania. On the Closing Date or as soon thereafter as practicable, Articles of Merger shall be filed with the Pennsylvania Department of State. The Merger shall become effective at the close of business on the date of the filing with the Pennsylvania Department of State of Articles of Merger as contemplated by the Reorganization Agreement or the effective date specified in such Articles, whichever is later (which day and time are herein called the "Effective Date").

     2. Conversion of CNB Shares. Each share of Common Stock, par value $5 per share, of CNB (the "CNB Stock") issued and outstanding immediately before the Merger becomes effective shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock, par value $5 per share, of FCFC (the "FCFC Stock").

     3. Surrender and Exchange of CNB Stock. Upon the Merger becoming effective, holders of certificates which represent shares of CNB Stock outstanding immediately before the Merger becomes effective (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of CNB. Old Certificates shall be exchangeable by the holders thereof (upon surrender of such Old Certificates in the manner provided in the transmittal materials described below) for a certificate or certificates for the number of shares of FCFC Stock equal to the number of shares of CNB Stock represented by the Old Certificates so surrendered.

     As promptly as practicable after the Effective Date, FCFC shall send or cause to be sent to each holder of record of CNB Stock as of the close of business on the Effective Date transmittal materials for use in surrendering Old Certificates in exchange for certificates representing FCFC Stock. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates.

     If any dividend on FCFC Stock is declared by FCFC after the Effective Date, the declaration shall include dividends on all shares of FCFC Stock into which shares of CNB Stock has been converted under this Plan of Merger, but no former holder of record of CNB Stock will be entitled to receive a distribution of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by FCFC. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from FCFC an amount equal to all such dividends declared (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon), and for which the payment date has occurred, on the whole shares of FCFC Stock into which the shares of CNB Stock represented by such Old Certificates have been converted.

     After the Merger becomes effective, there shall be no transfers on the stock transfer books of CNB or FCFC of shares of CNB Stock. If, after the Effective Date, Old Certificates are presented for transfer, they shall be canceled and certificates representing whole shares of FCFC Stock shall be issued in exchange therefor as provided herein.

     4. Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of FCFC as in effect on the Effective Date shall continue in effect without further change therein by reason of the Merger.

     5. Termination and Amendment. Notwithstanding approval by the shareholders of CNB or FCFC or both of them, this Plan of Merger shall be terminated and the Merger shall be abandoned in the event of termination of the Reorganization Agreement as provided therein. Subject to applicable law, this Plan of Merger may be amended in any respect by an instrument in writing signed by an authorized officer of each of FCFC and CNB before or after the shareholders' meetings referred to the Reorganization Agreement at any time prior to the time the Merger becomes effective, except that no such amendment after such shareholders' meetings shall affect the rates of exchange provided in this Plan of Merger.

     6. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations immediately before the Effective Date shall, on behalf of the Constituent Corporations, execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the provisions hereof.

                         Commonwealth of Pennsylvania
                              Department of State


              To All to Whom These Presents Shall Come, Greeting:

          Whereas, Under the terms of the Business Corporation Law, approved May 5, 1933, P.L. 364, as amended, the Department of State is authorized and required to issue a

                             CERTIFICATE OF MERGER

evidencing the merger of one or more corporations into one of such corporations under the provisions of that law; and

          Whereas, The stipulations and conditions of that law relating to the merger of such corporations have been fully complied with by CNB CORP, INC. and FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, approved May 5, 1933, P.L. 364, as amended, I DO BY THESE PRESENTS, which I have caused to be sealed with the Great Seal of the Commonwealth, merge the above named CNB CORP, INC. into and with FIRST COMMONWEALTH FINANCIAL CORPORATION, the surviving corporation, which shall continue to be invested with and have and enjoy all the powers, privileges and franchises incident to a domestic business corporation, and be subject to all the duties, requirements and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

                           Given Effective: December 31, 1986 - 11:59 P.M. under
                                 my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 29th day of December in the year of our Lord one thousand nine hundred and eighty-six and of the Commonwealth the two hundred eleventh.

                                 /s/  Robert A. Gleason, Jr.
                                 ----------------------------------------
                                      Secretary of the Commonwealth

                                                           -------------------------------
Applicant's Account No. __________                           Filed this 8/th/ day of
                                                             May, A.D. 1987
DSCB:BCL-806 (Rev. 8-72)
                                                             Commonwealth of Pennsylvania
Filing Fee:  $40                        87331979             Department of State
AB-2
                              ____________________________

Articles of                   COMMONWEALTH OF PENNSYLVANIA   /s/  James J. Haggerty
Amendment -                       DEPARTMENT OF STATE        Secretary of the Commonwealth
Domestic Business Corporation      CORPORATION BUREAU
                                                           -------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. (S)1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

                   First Commonwealth Financial Corporation
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          601                                     Philadelphia Street
--------------------------------------------------------------------------------
        (NUMBER)                                       (STREET)

         Indiana               Pennsylvania            15701
--------------------------------------------------------------------------------
         (CITY)                                      (ZIP CODE)

3.   The statute by or under which it was incorporated is:
     Business Corporation Law, Act of May 5, 1933, P.L. 364
     ---------------------------------------------------------------------------

4.   The date of its incorporation is: November 15, 1982
                                       -----------------------------------------

5.   (Check, and if appropriate, complete one of the following):

     [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The 25/th/ day of April, 1987.
                ------        -----    --

     Place: Folger Hall, Indiana, Pennsylvania
           ---------------------------------------------------------------------

     Kind and period of notice  Written notice mailed April 2, 1987
                              --------------------------------------------------

--------------------------------------------------------------------------------

     [_] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:
          2,370,749
--------------------------------------------------------------------------------

     (b)  The number of shares entitled to vote was:
          2,370,749
--------------------------------------------------------------------------------

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:
          1,977,412
--------------------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:
          38,195
--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

          See attached Exhibit B.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 5th day of May, 1987.

                                FIRST COMMONWEALTH FINANCIAL CORPORATION
                                ----------------------------------------
                                          (NAME OF CORPORATION)


Attest:                         By: /s/ E. James Trimarchi
                                   -------------------------------------
                                               (SIGNATURE)

    /s/ David R. Tomb, Jr.
----------------------------
          (SIGNATURE)                    President
                                -------------------------------------
                                (TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

                  Secretary
--------------------------------------------
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

     A.   Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of
          Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.   Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL (S)807 (15 P.S. (S)1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                                   EXHIBIT B

             Amended Article 7 of the Articles of Incorporation of
                   First Commonwealth Financial Corporation


Note:  The proposed amendment would make the changes as underlined in Article 7.

       7.   Except as otherwise provided in Section 902.1 (Merger Without
            -------------------------------------------------------------
Shareholder Approval) of the Pennsylvania Business Corporation Law (or the
------------------------------------------------------------------
corresponding provisions of any future Pennsylvania corporation law), no merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the
                                            -------------------------
outstanding shares of Common Stock. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five
                                                                  ------------
percent (75%) of the outstanding shares of Common Stock.
------------

                         Commonwealth of Pennsylvania
                              Department of State


              To All to Whom These Presents Shall Come, Greeting:

          Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                           CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

          Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                              Given under my Hand and the Great Seal of the
                                    Commonwealth, at the City of Harrisburg, this 8th day of May in the year of our Lord one thousand nine hundred and eighty-seven and of the Commonwealth the two hundred eleventh.

                                    /s/ James J. Haggerty
                                    -------------------------------------------
                                        Secretary of the Commonwealth

Microfilm Number  90211648     Filed with the Department of State on May 3, 1990
                  --------

Entry Number  701291-009       /s/ Christopher A. Lewis
              ----------       -------------------------------------------------
                                           Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 89)


     In compliance with the requirements of 15 Pa. C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:   First Commonwealth Financial Corporation
                                      ------------------------------------------

--------------------------------------------------------------------------------

2. The address of this corporation's current (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)  601 Philadelphia Street                 Indiana    PA    15701    Indiana
     ---------------------------------------------------------------------------
     Number and Street                       City       State Zip      County

(b)  ___________________________________________________________________________
     Name of Commercial Registered Office Provider                     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:  Business Corporation
                                                            --------------------
     Law approved May 5, 1933 P.L. 364
     ---------------------------------------------------------------------------

4.   The original date of its incorporation is: November 15, 1982
                                                --------------------------------

5.   (Check, and if appropriate complete, one of the following):

      X   The amendment shall be effective upon filing these Articles of
     ---
          Amendment in the Department of State.

     ___  The amendment shall be effective on:__________________________________

6.   (Check one of the following):

      X   The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
     ---
          (S) 1914(a) and (b).

     ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. (S) 1914(c).

7.   (Check, and if appropriate complete, one of the following):

      X   The amendment adopted by the corporation, set forth in full, is as
     ---
          follows:

     RESOLVED: That the first sentence of Article 5 of the Articles of Incorporation of this Corporation be amended to provide as follows:

     "5. The aggregate number of shares which the Corporation shall have authority to issue is: Twenty-five million (25,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share (the "Common Stock") and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

     ___ The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30/th/ day
                                                                    -----
of  April, 1990.
   -------   --

                              FIRST COMMONWEALTH FINANCIAL CORPORATION
                              ---------------------------------------------
                                            (Name of Corporation)

                              BY: /s/ David R. Tomb, Jr.
                                 ------------------------------------------
                              (Signature)

                              TITLE:  VICE PRESIDENT, SECRETARY, TREASURER
                                    ---------------------------------------

Microfilm Number _______    Filed with the Department of State on April 26, 1994

Entry Number  701291        ____________________________________________________
              ------                     Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


     In compliance with the requirements of 15 Pa. C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:   FIRST COMMONWEALTH FINANCIAL CORPORATION
                                      ------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  601 Philadelphia Street                 Indiana    PA    15701    Indiana
     ---------------------------------------------------------------------------
     Number and Street                       City       State Zip      County

(b)  ___________________________________________________________________________
     Name of Commercial Registered Office Provider                     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is: Business Corporation
                                                           --------------------
     Law of 1933, Act No. 106, approved May 5, 1933, P.L. 364, as amended
     ---------------------------------------------------------------------------

4.   The date of its incorporation is: November 15, 1982
                                       -----------------------------------------

5.   (Check, and if appropriate complete, one of the following):

      X   The amendment shall be effective upon filing these Articles of
     ---
          Amendment in the Department of State.

     ___  The amendment shall be effective on _________ at _____________________
                                                 Date               Hour

6.   (Check one of the following):

      X   The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
     ---
          (S) 1914(a) and (b).

     ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. (S) 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     ___ The amendment adopted by the corporation, set forth in full, is as follows:

      X   The amendment adopted by the corporation as set forth in full in
     ---
          Exhibit A, attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23/rd/ day
                                                                    -------
of April , 1994.
   ------    --

                              FIRST COMMONWEALTH FINANCIAL CORPORATION
                              ----------------------------------------
                                            (Name of Corporation)

                              BY: /s/ David R. Tomb, Jr.
                                  _____________________________________
                                               (Signature)

                              TITLE:     SECRETARY
                                     ---------------------------------

Entity Number 701291

                   FIRST COMMONWEALTH FINANCIAL CORPORATION
                               601 Philadelphia
                      Street Indiana, Pennsylvania 15701


                                 Exhibit A to
                             Articles of Amendment


     RESOLVED, that the shareholders of First Commonwealth Financial Corporation hereby adopt and approve the following resolutions:

          "RESOLVED, that Article 5 of the Articles of Incorporation of the Corporation be and it hereby is amended to read in its entirety as follows:

               5. The aggregate number of shares that the corporation shall have authority to issue is 3,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"), and 100,000,000 shares of Common Stock, par value $1 per share (the "Common Stock").

               The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.

          "RESOLVED, that upon the filing of Articles of Amendment in the Pennsylvania Department of State for the foregoing amendments, the shares of Common Stock, par value $5 per share, then issued and outstanding shall be and they hereby are reclassified and changed into fully paid and nonassessable shares of Common Stock, par value $1 per share, at the rate of one share of Common Stock, par value $1 per share, for each share of Common Stock, par value $5 per share; and the certificates for shares of Common Stock of the Corporation then issued and outstanding shall without any change or notation thereon continue to represent the same number of shares of Common Stock of the Corporation but with a par value of $1 per share."

Microfilm Number _____  Filed with the Department of State on September 27, 1994

Entry Number  0701291   /s/ Robert M. Grant
              -------   --------------------------------------------------------
                                   Secretary of the Commonwealth


               ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1926 (Rev 90)


     In compliance with the requirements of 15 Pa. C.S. (S) 1926 (relating to articles of merge or consolidation), the undersigned business corporation, desiring to effect a merger, hereby states that:

1.   The name of the corporation surviving the merger is: ______________________

                   FIRST COMMONWEALTH FINANCIAL CORPORATION
     ---------------------------------------------------------------------------

2.   (Check and complete one of the following):

      X   The surviving corporation is a domestic business corporation and the
     ---
          (a) address of its current registered office in this Commonwealth or
          (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department)

(a)  601 Philadelphia Street      Indiana    PA     15701      Indiana
     ---------------------------------------------------------------------------
     Number and Street            City       State  Zip        County

(b)  c/o:_______________________________________________________________________
         Name of Commercial Registered Office Provider         County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

___ The surviving corporation is a qualified foreign business corporation incorporated under the laws of __________________________ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  Not applicable
     ---------------------------------------------------------------------------
     Number and Street            City       State  Zip        County

(b)  c/o:_______________________________________________________________________
         Name of Commercial Registered Office Provider         County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

___ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of ____________________________________________
     and the address of its principal office under the laws of such domicilliary jurisdiction is:

     Not applicable
     ---------------------------------------------------------------------------
     Number and Street            City       State  Zip        County

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic corporation and qualified foreign corporation which is a party to the plan of merger are as follows:

     Name of Corporation    Address of Registered Office or Name
                            of Commercial Registered Office
                            Provider                                 County

     United National        15 South Main Street
     Bancorporation         Chambersburg, Pennsylvania  17201        Franklin
     ---------------------------------------------------------------------------
     ___________________________________________________________________________
     ___________________________________________________________________________

4.   (Check, and if appropriate complete, one of the following):

      X   The plan of merger shall be effective upon filing these Articles of
     ---
          Merger in the Department of State.

     ___  The plan of merger shall be effective on:________ at _________________
                                                     Date              Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     Name of corporation    Manner of adoption

     First Commonwealth     Adopted by action of the board of directors of the
     Financial Corporation  corporation pursuant to 15 Pa.C.S. (S) 1924(b)(2)
     ---------------------------------------------------------------------------
     United National        Adopted by the directors and shareholders pursuant
     Bancorporation         to 15 Pa.C.S. (S) 1924(a)
     ---------------------------------------------------------------------------

     ___________________________________________________________________________

6.   [Intentionally deleted]

7.   (Check, and if appropriate complete, one of the following):

      X   The plan of merger as set forth in full in Exhibit A is attached
     ---
          hereto and made a part hereof.

     ___ Pursuant to 15 Pa.C.S. (S) 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

     ___________________________________________________________________________
     Number and Street            City       State  Zip        County

     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 27/th/ day of September, 1994
                                -----         ----------   --

UNITED NATIONAL BANCORPORATION  FIRST COMMONWEALTH FINANCIAL CORPORATION
------------------------------  ----------------------------------------
     (Name of Corporation)                (Name of Corporation)


BY:  /s/ Robert C. Williams     BY:  /s/ E. James Trimarchi
   ---------------------------     -------------------------------------
          (Signature)                            (Signature)

TITLE: Vice Chairman and        TITLE: Chairman and President
       ----------------------          ---------------------------------
        President
        ----------------------

                                                                       Exhibit A

                                PLAN OF MERGER


          PLAN OF MERGER (the "Plan") made by UNITED NATIONAL BANCORPORATION, a Pennsylvania business corporation having its principal place of business at 15 South Main Street, Chambersburg, Pennsylvania ("United"), and FIRST COMMONWEALTH FINANCIAL CORPORATION, a Pennsylvania business corporation having its principal place of business at Old Courthouse Square, 22 North Sixth Street, Indiana, Pennsylvania ("FCFC"). United and FCFC are hereinafter sometimes referred to as the "Constituent Corporations."

                             W I T N E S S E T H:

          WHEREAS, FCFC and United have entered into an Agreement and Plan of Reorganization dated as of March 25, 1994 (the "Reorganization Agreement"), which provides, among other things, for the execution of this Plan and the acquisition of United by FCFC by means of the merger (the "Merger") of United into FCFC;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the Merger, including the rights of the shareholders of United, and such other details and provisions as are deemed desirable, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1.   The Merger. Subject to the terms and conditions of this Plan and
               ----------
the Reorganization Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Business Corporation Law"), on the Effective Date (as defined in Section 8(g) of the Reorganization Agreement) United shall be merged into FCFC, which shall be the surviving corporation.

          2.   Articles of Incorporation and By-Laws. Upon the Merger becoming
               -------------------------------------
effective, the Articles of Incorporation and By-Laws of FCFC as in effect on the Effective Date shall continue in effect without change therein by reason of the Merger.

          3.   Conversion of United Shares.
               ---------------------------

               (a) Subject to the provisions of Section 5 hereof with respect to dissenting shares, each share of Common Stock, par value $2.50 per share, of United ("United Common Stock") issued and outstanding immediately before the Merger becomes effective shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into two shares of Common Stock, par value $1 per share, of FCFC ("FCFC Common Stock").

               (b)  Conversion of Stock Options. At the Effective Date, all
                    ---------------------------
rights with respect to United Common Stock pursuant to stock options or stock appreciation rights ("United Options") granted by United under United's 1986 Stock Option Plan, which are outstanding at the Effective Date whether or not then exercisable, shall be converted into and become rights with respect to FCFC Common Stock, and FCFC shall assume each United Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Date, (i) each United Option assumed by FCFC may be exercised solely for shares of FCFC Common Stock or cash in the case of stock appreciation rights, (ii) the number of shares of FCFC Common Stock subject to each United Option shall be equal to the number of shares of United Common Stock subject to such United Option immediately prior to the Effective Date multiplied by two and (iii) the per share exercise price under such United Option shall be adjusted by dividing the per share exercise price under each such option by two and rounding down to the nearest cent; provided, however, that the terms of each United Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the Code as to any stock option which is an "incentive stock option." As promptly as practicable after the Effective Date, FCFC shall take all actions necessary to permit the issuance of FCFC Common Stock upon the exercise of any United Stock Option in compliance with all applicable securities laws, including the filing of any required registration statement under the Securities Act of 1933, as amended, and the listing of such shares on the New York Stock Exchange.

               (c)  Antidilution. If after the date hereof and prior to the
                    ------------
Effective Date, FCFC or United shall declare a stock dividend or make distributions upon or subdivide, split-up, reclassify, or combine its common stock or preferred stock or declare a dividend or make a distribution of its common stock or preferred stock in any security convertible into or exchangeable for its common stock or preferred stock, then the conversion ratio shall be appropriately adjusted. Nothing contained in this Section 3(c) shall be deemed to permit any action which is otherwise prohibited by the Reorganization Agreement.

          4.   Surrender and Exchange of United Stock Certificates. Upon the
               ---------------------------------------------------
Merger becoming effective, holders of certificates that represent shares of United Common Stock outstanding immediately before the Merger becomes effective (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of United, except the right to receive certificates for the shares of FCFC Common Stock into which such shares are converted in the Merger as provided herein. Old Certificates shall be exchangeable by the holders thereof (upon surrender of such Old Certificates in the manner provided in the transmittal materials described below) for a certificate or certificates for that number of shares of FCFC Common Stock equal to the product of two times the number of shares of United Common Stock represented by the Old Certificates so surrendered. Each Old Certificate shall after the Merger only represent the shares of FCFC Common Stock into which the shares of United Common Stock previously represented has been converted in the Merger.

          As promptly as practicable after the Effective Date, FCFC shall send or cause to be sent to each holder of record of United Common Stock as of the close of business on the Effective Date transmittal materials for use in surrendering Old Certificates in exchange for certificates representing FCFC Common Stock. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates.

          If any dividend on FCFC Common Stock is declared by FCFC after the Effective Date, the declaration shall include dividends on all whole shares of FCFC Common Stock into which shares of United Common Stock have been converted under this Plan, but no former holder of record of United Common Stock will be entitled to receive a distribution of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by FCFC. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from FCFC an amount equal to all such dividends declared (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon), and for which the payment date has occurred, on the whole shares of FCFC Common Stock into which the shares of United Common Stock represented by such Old Certificates have been converted.

          After the Merger becomes effective, there shall be no transfers on the stock transfer books of United or FCFC of shares of United Common Stock. If, after the Effective Date, Old Certificates are presented for transfer, they shall be cancelled and certificates representing whole shares of FCFC Common Stock shall be issued or paid in exchange therefor as provided herein.

          5.   Dissenters' Rights. The rights and remedies of a dissenting
               ------------------
shareholder under Section 1930 and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law shall be afforded to any holder of United Common Stock who objects to this Plan and who takes the necessary steps to perfect the rights of a dissenting shareholder. FCFC, as the surviving corporation, will make whatever payments are to be made to any dissenting shareholders in the exercise of such rights.

          6.   Articles of Merger. Upon fulfillment of all conditions in Section
               ------------------
2 of the Reorganization Agreement and completion of the Closing (as defined in Section 8(a) of the Reorganization Agreement), United and FCFC will execute Articles of Merger in compliance with the requirements of the Pennsylvania Business

Corporation Law and will deliver them for filing with the Pennsylvania Department of State, specifying that the Merger shall be effective as of the close of business on the last day of the month in which the Closing occurs or such other date and time as the parties may agree.

          7.   Termination and Amendment. Notwithstanding approval by the
               -------------------------
shareholders of United, this Plan shall be terminated and the Merger shall be abandoned in the event of termination of the Reorganization Agreement as provided therein. If there is such termination after delivery of Articles of Merger to the Pennsylvania Department of State, such Articles of Merger shall be withdrawn, terminated and cancelled. Subject to applicable law, this Plan may be amended in any respect by an instrument in writing signed by an authorized officer of each of FCFC and United before or after the shareholders' meeting referred to in Section 6(a) of the Reorganization Agreement at any time before the Merger becomes effective, except that no such amendment after such shareholders' meeting shall affect the rates of exchange provided in Sections 3 and 4 of this Plan.

          8.   Effect of Merger. On the Effective Date, the separate existence
               ----------------
of United shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of United and FCFC shall be taken and deemed to be transferred to and vested in FCFC, as the surviving corporation, without further act or deed, all as provided in the Pennsylvania Business Corporation Law.

          9.   Further Assurances. If at any time FCFC shall consider or be
               ------------------
advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in FCFC the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations immediately before the Effective Date shall, on behalf of the Constituent Corporations, execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in FCFC and otherwise to carry out the provisions hereof.

          10.  Counterparts; Headings. This Plan may be executed in several
               ----------------------
counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

          11.  Governing Law. This Plan is governed by and shall be construed
               -------------
and enforced in accordance with the law of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties have executed this Plan this 25th day of March, 1994.

Attest:                                  UNITED NATIONAL BANCORPORATION


/s/ Dorothy J. Jamison                   By /s/ Robert C. Williams
---------------------------------------    -------------------------------------
Dorothy J. Jamison, Vice President and      Robert C. Williams, Vice Chairman,
 Secretary                                 President and Chief Executive
                                                  Officer

     [Corporate Seal]


Attest:                                  FIRST COMMONWEALTH FINANCIAL
                                                CORPORATION

/s/ David R. Tomb, Jr.                   By /s/ Joseph E. O'Dell
---------------------------------------    -------------------------------------
David R. Tomb, Jr., Secretary               Joseph E. O'Dell, Senior Executive
                                              Vice President and Chief Operating
                                              Officer

     [Corporate Seal]

Microfile Number 9778-1546                   Filed with the Department of State on  Sept. 29, 1997
                 -----------------------                                            ------------------------------

Entry Number     701291
             ---------------------------     _____________________________________________________________________
                                                           Secretary of the Commonwealth

               ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1926 (Rev 90)

          In compliance with the requirements of 15 Pa.C.S. (S) 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:


1.   The name of the corporation surviving the merger is: FIRST
                                                          -----
     COMMONWEALTH FINANCIAL CORPORATION
     ---------------------------------------------------------------------------

2.   (Check and complete one of the following):

     ___    The surviving corporation is a domestic business corporation and the
            (a) address of its current registered office in this Commonwealth or
            (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to confirm to the records of the Department):

     (a)     601 PHILADELPHIA ST. INDIANA   INDIANA    PA       15701  INDIANA
            --------------------------------------------------------------------
            Number and Street               City       State    Zip    County

     (b)    c/o:________________________________________________________________
                     Name of Commercial Registered Office Provider     County

            For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     ____ The surviving corporation is a qualified foreign business corporation incorporated under the laws of __________ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)    ____________________________________________________________________
            Number and Street        City      State   Zip          County

     (b)    c/o:________________________________________________________________
                     Name of Commercial Registered Office Provider  County

            For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     ___ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of ___________ and the address of its principal office under the laws of such domicilliary jurisdiction is:

     ___________________________________________________________________________
     Number and Street               City      State   Zip          County


3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

     Name of Corporation      Address of Registered Office or Name of Commercial
     Registered Office Provider           County

     FIRST COMMONWEALTH FINANCIAL CORPORATION, 601 PHILADELPHIA ST., INDIANA, PA
     ---------------------------------------------------------------------------
     15701 INDIANA
     ---------------------------------------------------------------------------
     RELIABLE FINANCIAL CORPORATION, 428 STATION ST., BRIDGEVILLE, PA 15017
     ---------------------------------------------------------------------------
     ALLEGHENY
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

4.   (Check, and if appropriate complete, one of the following):

     ___ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

      X      The plan of merger shall be effective on September 29, 1997 at
     ---                                              ------------------
             11:59 p.m.                                      Date
             -------------
                 Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     FIRST COMMONWEALTH FINANCIAL CORPORATION, ADOPTED BY ACTION OF
     ---------------------------------------------------------------------------
     THE BOARD OF DIRECTORS PURSUANT TO 15 PA.C.S. (S) 1924(b)(1)
     ---------------------------------------------------------------------------
     RELIABLE FINANCIAL CORPORATION, ADOPTED BY ACTION OF THE BOARD OF
     ---------------------------------------------------------------------------
     DIRECTORS PURSUANT TO 15 PA.C.S. (S) 1924(b)(1)
     ---------------------------------------------------------------------------

6.   [INTENTIONALLY DELETED]

7.   (Check, and if appropriate complete, one of the following):

     ____ The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

      X       Pursuant to 15 Pa.C.S. (S) 1901 (relating to omission of certain
     ----     provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit
              A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

     OLD COURTHOUSE SQUARE, 22 NORTH SIXTH STREET, INDIANA, PA  15701
     -----------------------------------------------------------------------------------------------
      Number and Street                              State                                    Zip

     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 24/th/ day of September, 1997.
                                -----         ---------- ----

                                  FIRST COMMONWEALTH FINANCIAL CORPORATION
                                  ----------------------------------------------
                                            (Name of Corporation)

                                  BY: /s/ Joseph E. O'Dell
                                      ------------------------------------------
                                                     (Signature)

                                  TITLE: President and Chief Executive Officer
                                         ---------------------------------------

                                  RELIABLE FINANCIAL CORPORATION
                                  ----------------------------------------------
                                               (Name of Corporation)

                                  BY: /s/ Edward H. Eiter, Jr.
                                     -------------------------------------------

                                  TITLE: Executive Vice President, Secretary
                                         ---------------------------------------

                                   EXHIBIT A
                                      TO
                              ARTICLES OF MERGER
                              ------------------


The Articles of Incorporation of the surviving corporation are amended to read:

1. The registered office of the surviving corporation is changed to: Old Courthouse Square, 22 North Sixth Street, Indiana, Indiana County, PA 15701.

Microfile Number________          Filed with the Department of State on  Dec. 18, 1998
                                                                         ----------------------

Entry Number     701291            /s/ Kim Pizzingrilli
             ----------          ---------------------------------------
                                     Secretary of the Commonwealth

              ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1926 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. (S) 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.   The name of the corporation surviving the merger is: FIRST COMMONWEALTH
                                                          ------------------
     FINANCIAL CORPORATION
     ------------------------------------------------------------------------

2.   (Check and complete one of the following):

     [x]  The surviving corporation is a domestic business corporation and the
          (a) address of its current registered office in this Commonwealth or
          (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to confirm to the records of the Department):


     (a)  Old Courthouse Square     22 North Sixth Street,   Indiana, PA  15701
          ---------------------------------------------------------------------
          Indiana
          ---------------------------------------------------------------------
          Number and Street                               City     State  Zip
          County


     (b)  c/o:__________________________________________________________________
          Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     __ The surviving corporation is a qualified foreign business corporation incorporated under the laws of________________and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  ______________________________________________________________________
          Number and Street                   City      State   Zip   County

     (b)  c/o:__________________________________________________________________
                 Name of Commercial Registered Office Provider        County

          For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     ___ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domicillary jurisdiction is:

     ___________________________________________________________________________
     Number and Street                        City      State   Zip   County

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

     Name of Corporation    Address of Registered Office or Name of Commercial Registered Office Provider County

     Southwest National Corporation   111 South Main Street,Greensburg, PA  15601      Westmoreland
     ------------------------------------------------------------------------------------------------------------
     ____________________________________________________________________________________________________________
     ____________________________________________________________________________________________________________

4.   (Check, and if appropriate complete, one of the following):

     __ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

      X   The plan of merger shall be effective on December 31, 1998 at
                                                   ------------------
                                                              Date
          11.59 p.m
          ---------
             Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     Name of Corporation                          Manner of Adoption

     First Commonwealth Financial Corporation     Adopted by the Directors
     ---------------------------------------------------------------------------
                                                  pursuant to 15 Pa.C.S.A.
                                                  (S)1924(b)(1)
     ---------------------------------------------------------------------------

     Southwest National Corporation      Adopted by the Directors and
     ---------------------------------------------------------------------------
                                        Shareholders pursuant to 15 Pa.C.S.A.
                                        (S)1924(a)
     ---------------------------------------------------------------------------
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

6.   [INTENTIONALLY DELETED]

7.   (Check, and if appropriate complete, one of the following):

      X   The plan of merger is set forth in full in Exhibit A attached hereto
     ---  and made a part hereof.

     ___ Pursuant to 15 Pa.C.S. (S) 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

     -------------------------------------------------------------------------
     Number and Street             City         State      Zip       County

     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be executed this 15/th/ day of December, 1998.

                                     FIRST COMMONWEALTH FINANCIAL CORPORATION
                                     -------------------------------------------
                                                           (Name of Corporation)

                                     By: /s/ Joseph E. O'Dell
                                        ----------------------------------------
                                                           (Signature)

                                     Name: Joseph E. O'Dell
                                     Title:President and Chief Executive
                                           Officer

                                     SOUTHWEST NATIONAL CORPORATION
                                     -------------------------------------------
                                                           (Name of Corporation)

                                     By: /s/ David S. Dahlmann
                                        ----------------------------------------
                                                           (Signature)

                                     Title:David S. Dahlmann
                                           President and Chief Executive Officer
                                           -------------------------------------

                         AGREEMENT AND PLAN OF MERGER

                           dated as of July 15, 1998

                                by and between

                        SOUTHWEST NATIONAL CORPORATION

                                      and

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.     THE MERGER; EFFECTS OF THE MERGER....................................  2
       1.01.  The Merger....................................................  2

II.    CONSIDERATION........................................................  2
       2.01.  Merger Consideration..........................................  2
       2.02.  Shareholder Rights; Stock Transfers...........................  3
       2.03.  Fractional Shares.............................................  3
       2.04.  Exchange Procedures...........................................  3
       2.05.  Anti-Dilution Provisions......................................  5
       2.06.  Treasury Shares...............................................  5

III.   ACTIONS PENDING MERGER...............................................  5
       3.01.  Ordinary Course...............................................  5
       3.02.  Capital Stock.................................................  6
       3.03.  Dividends; Changes in Stock...................................  6
       3.04.  Compensation; Employment Agreements; Etc......................  6
       3.05.  Benefit Plans.................................................  6
       3.06.  Acquisitions and Dispositions.................................  7
       3.07.  Amendment.....................................................  7
       3.08.  Accounting Methods............................................  7
       3.09.  Adverse Actions...............................................  7
       3.10.  Indebtedness..................................................  7
       3.11.  Agreements....................................................  7

IV.    REPRESENTATIONS AND WARRANTIES.......................................  8
       4.01.  Disclosure Letters............................................  8
       4.02.  Standard......................................................  8
       4.03.  Representations and Warranties................................  8

V.     COVENANTS............................................................ 17
       5.01.  Best Efforts.................................................. 17
       5.02.  Shareholder Approvals......................................... 17
       5.03.  Registration Statement........................................ 17
       5.04.  Press Releases................................................ 18
       5.05   Access; Information........................................... 18
       5.06.  Acquisition Proposals......................................... 19
       5.07.  Affiliate Agreements.......................................... 19
       5.08.  Takeover Laws................................................. 20
       5.09.  Shares Listed................................................. 20
       5.10.  Regulatory Applications....................................... 20
       5.11.  Indemnification............................................... 21

       5.12.  Benefit Plans; Employment Contracts........................... 22
       5.13.  Certain Director and Officer Positions........................ 22
       5.14.  Notification of Certain Matters............................... 23
       5.15.  Dividend Adjustment........................................... 23
       5.16.  Post-Merger Operations........................................ 23

VI.    CONDITIONS TO CONSUMMATION OF THE MERGER............................. 24
       6.01.  Shareholder Vote.............................................. 24
       6.02.  Regulatory Approvals.......................................... 24
       6.03.  Third Party Consents.......................................... 24
       6.04.  No Injunction, Etc............................................ 24
       6.05.  Pooling Letters............................................... 24
       6.06.  Representations, Warranties and Covenants of FCFC............. 25
       6.07.  Representations, Warranties and Covenants of Southwest........ 25
       6.08.  Effective Registration Statement.............................. 25
       6.09.  Blue-Sky Permits.............................................. 25
       6.10.  Tax Opinion................................................... 25
       6.11.  NYSE Listing.................................................. 25

VII.   TERMINATION.......................................................... 25
       7.01.  Termination................................................... 26
       7.02.  Effect of Termination and Abandonment......................... 27

VIII.  OTHER MATTERS........................................................ 27
       8.01.  Survival...................................................... 28
       8.02.  Waiver; Amendment............................................. 28
       8.03.  Counterparts.................................................. 28
       8.04.  Governing Law................................................. 28
       8.05.  Expenses...................................................... 28
       8.06.  Confidentiality............................................... 28
       8.07.  Notices....................................................... 28
       8.08.  Definitions................................................... 29
       8.09.  Entire Understanding; No Third Party Beneficiaries............ 30
       8.10.  Headings...................................................... 30

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of the 15th day of July, 1998 (this "Plan"), by and between SOUTHWEST NATIONAL CORPORATION ("Southwest"), and FIRST COMMONWEALTH FINANCIAL CORPORATION ("FCFC").


                                   RECITALS:

     A.   Southwest.  Southwest is a corporation duly organized and existing in
          ---------
good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Greensburg, Pennsylvania. Southwest has 10,000,000 authorized shares of common stock, each of $2.50 par value ("Southwest Common Stock"), of which as of June 30, 1998, 137,049 shares of Southwest Common Stock were issued and held by Southwest as treasury stock and 3,043,738 shares of Southwest Common Stock were issued and outstanding.

     B.   FCFC.  FCFC is a corporation duly organized and existing in good
          ----
standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Indiana, Pennsylvania. FCFC has 100,000,000 authorized shares of common stock, each of $1.00 par value ("FCFC Common Stock"), of which, as of June 30, 1998, 22,100,633 shares of FCFC Common Stock were issued and outstanding.

     C.   Stock Option Agreement.  As a condition and inducement to FCFC's
          ----------------------
willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, Southwest has executed and delivered a Stock Option Agreement with FCFC (the "Stock Option Agreement") in substantially the form attached hereto as Exhibit A, pursuant to which Southwest is granting to FCFC an option to purchase, under certain circumstances, shares of Southwest Common Stock.

     D.   Intention of the Parties.  It is the intention of the parties to this
          ------------------------
Plan that the Merger (as defined in Section 1.01) shall (i) be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E.   Approvals.  The Board of Directors of each of Southwest and FCFC (i)
          ---------
has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and
(ii) has approved, at meetings of each of such Boards of Directors, this Plan.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

I.   THE MERGER; EFFECTS OF THE MERGER.

     1.01 The Merger.  At the Effective Time (as defined in Section 1.01):
          ----------

          (A)  The Continuing Corporation.  Southwest shall merge with and into
               --------------------------
FCFC (the "Merger"), the separate existence of Southwest shall cease and FCFC shall survive and continue to exist as a Pennsylvania corporation (FCFC sometimes being referred to herein as the "Continuing Corporation" after the Effective Time).

          (B)  Effective Time of the Merger.  Subject to the provisions of this
               ----------------------------
Plan, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by FCFC and Southwest, and thereafter filed with the office of the Secretary of the Commonwealth of Pennsylvania, as provided in the Pennsylvania Business Corporation Law (the "BCL"), on the Closing Date (as defined in Section 1.01(C)). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Pennsylvania or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"), in accordance with ((S))1928 of the Pennsylvania Business Corporation Law (the "BCL"). The Merger shall have the effects prescribed in ((S))1929 of the BCL.

          (C)  Closing.  The closing of the Merger (the "Closing") will take
               -------
place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location as is agreed to in writing by the parties hereto.

          (D)  Articles of Incorporation and By-laws.  The articles of
               -------------------------------------
incorporation and by-laws of the Continuing Corporation shall be those of FCFC, as in effect immediately prior to the Effective Time.


II.  CONSIDERATION.

     2.01 Merger Consideration.  Subject to the provisions of this Plan, at the
          --------------------
Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder.

          (A)  Outstanding FCFC Common Stock.  Each share of FCFC Common Stock
               -----------------------------
issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding common stock of the Continuing Corporation. Shares of FCFC Common Stock owned by Southwest or its wholly-owned subsidiaries (other than shares held in trust, managed, custodial or nominee accounts and the like, that in any such case are beneficially owned by third parties (any such shares, "Trust Account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of FCFC.

          (B)  Outstanding Southwest Common Stock.  Each share (excluding shares
               ----------------------------------
held by Southwest or any of its wholly-owned subsidiaries (as defined in Section 8.08) ("Treasury Shares") or by FCFC or any of its wholly-owned subsidiaries, in each case other than Trust Account shares or DPC shares) of Southwest Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive 2.9 shares (subject to possible adjustment as set forth in Sections 2.05 and 7.01(D), the "Exchange Ratio") of FCFC Common Stock. All shares of Southwest Common Stock owned by Southwest as Treasury Shares and all shares of Southwest Common Stock owned by FCFC or a wholly-owned subsidiary of FCFC or of Southwest (other than Trust Account shares or DPC shares) shall be cancelled and retired and shall cease to exist and no shares of FCFC or other consideration shall be deliverable in exchange therefor.

     2.02 Shareholder Rights; Stock Transfers.  At the Effective Time, holders
          -----------------------------------
of Southwest Common Stock shall cease to be, and shall have no rights as, shareholders of Southwest, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Southwest or the Continuing Corporation of shares of Southwest Common Stock.

     2.03 Fractional Shares.  Notwithstanding any other provision hereof, no
          -----------------
fractional shares of FCFC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, FCFC shall pay to each holder of Southwest Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of FCFC Common Stock (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the ten trading days immediately preceding the Effective Date.

     2.04 Exchange Procedures.
          -------------------

          (A) As of the Effective Time, FCFC shall, or shall cause to be deposited, with The Bank of New York (or another bank selected by FCFC and reasonably acceptable to Southwest) (the "Exchange Agent"), for the benefit of the holders of shares of Southwest Common Stock, for exchange in accordance with Sections 2.01 and 2.03, certificates representing the shares of FCFC Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of FCFC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued in exchange for outstanding shares of Southwest Common Stock.

          (B) Promptly after the Effective Time, FCFC shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates previously representing shares of Southwest Common Stock (each a "Certificate") the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as are mutually agreeable to FCFC and Southwest; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of FCFC Common Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of FCFC Common Stock and (y) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Sections
2.01 and 2.03, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of Southwest Common Stock not registered in the transfer records of Southwest, a certificate representing the proper number of shares of FCFC Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such Southwest Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and (2) to evidence that all applicable stock transfer taxes have been paid.

          (C) Whenever a dividend or other distribution is declared by FCFC on the FCFC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that after the 30th day following the Effective Date no dividend or other distribution declared or made on the FCFC Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of FCFC Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 2.04. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of FCFC Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of FCFC Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of FCFC Common Stock.

          (D) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any FCFC Common Stock) that remains unclaimed by the shareholders of Southwest for six months after the Effective Time shall be repaid to FCFC. Any shareholders of Southwest who have not theretofore complied with this Section 2.04 shall thereafter look only to FCFC for payment of their shares of FCFC Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the FCFC Common Stock deliverable in respect of each share of Southwest Common Stock such shareholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of the Southwest Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned properly and any other applicable law, become the property of FCFC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of FCFC, the Exchange Agent or any other person shall be liable to any former holder of the Southwest Common Stock for any amount delivered to a public body or official pursuant to applicable abandoned property, escheat or similar laws.

          (E) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FCFC, the posting by such person of a bond in such amount as FCFC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of FCFC Common Stock and cash in lieu of fractional shares (and unpaid dividends and distributions thereon) deliverable in respect thereof pursuant to this Plan.

          (F) Notwithstanding anything in this Plan to the contrary, for a period of 90 days after the Effective Date holders of Certificates shall be entitled to vote the number of whole shares of FCFC Common Stock into which their Southwest Common Stock was converted in the Merger as holders of such shares of FCFC Common Stock notwithstanding that such Certificates shall not have been exchanged.

     2.05 Anti-Dilution Provisions.  In the event FCFC changes (or establishes a
          ------------------------
record date for changing) the number of shares of FCFC Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding FCFC Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.06 Treasury Shares.  Each of the shares of Southwest Common Stock held as
          ---------------
Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.


III. ACTIONS PENDING MERGER.

     From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of FCFC (which consent shall not be unreasonably withheld or delayed) Southwest will not, and will cause each of its subsidiaries not to, and (ii) without the prior written consent of Southwest (which consent shall not be unreasonably withheld or delayed) FCFC will not, and will cause each of its subsidiaries not to:

     3.01 Ordinary Course.  Conduct the business of it and its subsidiaries
          ---------------
other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or knowingly take any action that would, or might reasonably be expected to (unless such action is required by law or sound business banking practice) (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(1)), required for the transactions contemplated hereby without the imposition of any burdensome condition of the type referred to in Section 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan, provided that nothing in this Plan shall be deemed to restrict the ability of a party to exercise its rights under the applicable Stock Option Agreement.

     3.02  Capital Stock.  Other than (i) as Previously Disclosed in Section
           -------------
4.03(C) of its Disclosure Letter (as defined in Section 4.01), (ii) pursuant to the exercise of stock options outstanding on the date hereof or thereafter issued as permitted by this Section 3.02, (iii) in connection with acquisitions of businesses permitted in Section 3.06, (iv) in the case of FCFC, pursuant to employee benefit plans or programs in effect on the date of this Plan, or (v) under the Stock Option Agreement, (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), (y) enter into any agreement with respect to the foregoing, or (z) permit additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights prior to the Effective Time.

     3.03 Dividends; Changes in Stock.  Unless action is required pursuant to
          ---------------------------
Section 5.15, (1) make, declare or pay any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock, except (A) Southwest may continue the declaration and payment of regular quarterly cash dividends of $0.35 per share of Southwest Common Stock and FCFC may continue the declaration and payment of regular quarterly cash dividends of $0.22 per share of FCFC Common Stock, in each case with usual record and payment dates for such dividends in accordance with such parties' past dividend practice, and (B) for dividends by a wholly-owned subsidiary of such party, and (2) except as Previously Disclosed in Section 3.03 of its Disclosure Letter, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than acquisition of Trust Account shares or DPC shares in the ordinary course of business).

     3.04 Compensation; Employment Agreements; Etc.  In the case of Southwest
          -----------------------------------------
and its subsidiaries, except as permitted by Section 5.12, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice (including taking into account deferred increases) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof consistent with past practice, which to the extent practicable have been Previously Disclosed in
Section 3.04 of its Disclosure Letter.

     3.05  Benefit Plans.  In the case of Southwest and its subsidiaries, enter
           -------------
into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which have been Previously Disclosed in Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.06 Acquisitions and Dispositions.  Except as Previously Disclosed in
          -----------------------------
Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity (any of the foregoing, a "Business Combination Transaction"), except that FCFC may enter into an agreement or agreements for, and may consummate, Business Combination Transactions in which the aggregate purchase price or prices paid by FCFC and/or subsidiaries does not exceed $10,000,000 or the aggregate number of shares of FCFC Common Stock issuable does not exceed 10% of the number of such shares outstanding on June 30, 1998 (the "10% Limit"). Notwithstanding the foregoing, with the prior consent of a majority of the Southwest Board of Directors, FCFC may enter into an agreement or agreements for Business Combination Transactions in which the aggregate purchase price or prices paid exceeds $10,000,000 or includes shares of FCFC Common Stock in excess of the 10% Limit.

     3.07 Amendment.  Amend its articles of incorporation or by-laws.
          ---------

     3.08 Accounting Methods.  Implement or adopt any change in its, accounting
          ------------------
principles, practices or methods, other than as may be required by generally accepted accounting principles.

     3.09 Adverse Actions.  (1) Knowingly take any action that would, or is
          ---------------
reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (w) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (x) any of the conditions to the Merger set forth in Article VI not being satisfied, (y) a material violation of any provision of either Stock Option Agreement, or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law; provided, however, that nothing contained in this Agreement shall limit the ability of FCFC to exercise its rights under the Stock Option Agreement.

     3.10 Indebtedness.  No party shall, or shall permit any of its subsidiaries
          ------------
to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any subsidiary of a party to such party or another subsidiary of such party or (iii) in the ordinary course of business consistent with prior practice.

     3.11 Agreements.  Agree or commit to do anything prohibited by Sections
          ----------
3.01 through 3.10.


IV.  REPRESENTATIONS AND WARRANTIES.

     4.01 Disclosure Letters.  Concurrently herewith, FCFC has delivered to
          ------------------
Southwest and Southweest has delivered to FCFC a letter (as the case may be, its "Disclosure Letter") setting forth certain items of disclosure with respect to the representations and warranties set forth below. The mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

     4.02 Standard.  No representation or warranty of FCFC or Southwest
          --------
contained in Section 4.03 (other than the representations and warranties contained in (i) Sections 4.03(A) (with respect to the facts set forth in Recitals A and B), (C), (U) and (V) (ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(D)(I)(i)-(iv), (E), (F), M(l)d-(2), (P), (Q) and (V)(i) which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section
4.03 is not reasonably likely to have a Material Adverse Effect.

     4.03 Representations and Warranties.  Subject to Sections 4.01 and 4.02,
          ------------------------------
Southwest hereby represents and warrants to FCFC, and FCFC hereby represents and warrants to Southwest, as follows:

          (A)  Recitals.  In the case of the representations and warranties of
               --------
Southwest, the facts set forth in Recitals A, C, D and E of this Plan with respect to it are true and correct. In the case of the representations and warranties of FCFC, the facts set forth in Recitals B, C, D and E of this Plan with respect to it are true and correct.

          (B)  Organization, Standing, and Authority.  It is duly qualified to
               -------------------------------------
do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The Articles of Incorporation and by-laws of it, copies of which were furnished to (i) FCFC, in the case of Southwest, and
(ii) Southwest, in the case of FCFC, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

          (C)  Shares.
               ------

               (1) The outstanding shares of its capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter or, in the case of FCFC, as may be permitted by Section 3.06, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue, sell, repurchase or redeem any such shares or Rights, except pursuant to this Plan and the relevant Stock Option Agreement. Between June 30, 1998 and the date of this Plan, it has issued no shares of its capital stock or Rights except pursuant to commitments Previously Disclosed in
          Section 4.03(C) of its Disclosure Letter.

               (2) In the case of the representations and warranties of FCFC, the shares of FCFC Common Stock to be issued in exchange for shares of Southwest Common Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and non-assessable.

          (D)  Subsidiaries.
               ------------

               (1) (i) It has Previously Disclosed in Section 4.03(D) of its Disclosure Letter a list of all its subsidiaries as of the date of this Plan together with the state or other jurisdiction of incorporation for each such subsidiary and the percentage of the issued and outstanding voting securities owned by it, (ii) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (iii) it owns 100% of the issued and outstanding voting securities of each significant subsidiary (except for directors' qualifying shares, if any), (iv) there are no contracts, commitments, understandings or arrangements by which any of its significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (v) there are no contracts, commitments, understandings or arrangements relating to its rights to vote or to dispose of shares of any significant subsidiary (other than to it or a subsidiary of it), and
          (vi) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C. Section 55 or equivalent state statutes in the case of banking subsidiaries) non-assessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance ("Liens").

               (2) Except as Previously Disclosed in Section 4.03(D) of its Disclosure Letter, it does not own (other than Trust Account shares and DPC shares) beneficially, directly or indirectly, any shares of any equity or similar interests of any person, or any interest in a partnership or joint venture of any kind.

               (3) Each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has in effect all federal, state, local and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry out its business as it is now conducted.

          (E)  Corporate Power.  It and each of its significant subsidiaries has
               ---------------
the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreement.

          (F)  Corporate Authority.  Subject, in the case of this Plan, to
               -------------------
receipt of the requisite approval of its shareholders referred to in Section 6.01, execution and delivery of this Plan and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on its part, and this Plan and, as to Southwest, the Stock Option Agreement have been duly executed and delivered by it, and each is a valid and binding agreement of it, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability (relating to or affecting creditors rights or by general equity principles).

          (G)  No Defaults.  Except as Previously Disclosed in Section 4.03(G)
               -----------
of its Disclosure Letter, subject to receipt of the Regulatory Approvals, and expiration of the waiting periods, referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreement and the completion of the transactions contemplated hereby and thereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its Articles of Incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

          (H)  Financial Reports and SEC Documents.  Its Annual Report on Form
               -----------------------------------
10-K for the fiscal year ended December 31, 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1997 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under Sections

13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the Securities and Exchange Commission (the "SEC") (i) complied or will comply as of the date of filing thereof in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain as of the date of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. All material agreements, contracts and other documents required to be filed by it as exhibits to any SEC Document have been so filed.

               (I)  Litigation; Regulatory Action. Except as Previously
                    -----------------------------
Disclosed in Section 4.03(I) of its Disclosure Letter:

                    (1) no material litigation or proceeding before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                    (2) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or has adopted any board resolution at the request of, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or their holding companies or the issuance of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and

                    (3) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission or any such resolutions.

               (J)  Compliance with Laws. Except as Previously Disclosed in
                    --------------------
4.03(J) of its Disclosure Letter, it and each of its subsidiaries:

                    (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                    (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                    (3) has received, since December 31, 1997, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

               (K)  Defaults; Properties.
                    --------------------

                    (1) Except as Previously Disclosed in Section 4.03(K) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                    (2) Except as disclosed or reserved against in its SEC Documents, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the properties and assets, tangible or intangible, reflected in its SEC Documents as being owned by it or its subsidiaries as of the dates thereof. To its knowledge, all buildings and all fixtures, equipment and other property and assets are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

               (L)  No Brokers. Except as set forth in Section 4.03(L) of its
                    ----------
Disclosure Letter, all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other party hereto and no action has been taken by it that would give rise to any valid claim against the other party hereto for a brokerage commission, finder's fee or other like payment.

               (M)  Employee Benefit Plans.
                    ----------------------

                    (1) Section 4.03(M) of its Disclosure Letter contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").

                    (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

                    (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Plans"), to the extent subject to ERISA, are in compliance in all material respects with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received (or has applied for) a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.03(M) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either
               Section 4975 of the Code or Section 502(i) of ERISA.

                    (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes, to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

                    (5) All contributions, premiums and payments required to be made under the terms of any Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its subsidiaries nor any single employer plan of an ERISA Affiliate of it or any of its subsidiaries has an accumulated funding deficiency (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                    (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

                    (7) Neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in Section 4.03(M) of its Disclosure Letter.

                    (8) Each Compensation and Benefit Plan which is a group health plan provides continuation coverage for separating employees and "qualified beneficiaries" in accordance with the provisions of Section 4980B(f) of the Code.

               Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

                    (9) In the case of the representations and warranties of Southwest, except as Previously Disclosed in Section 4.03(M) of Southwest's Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Southwest or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from Southwest or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

               (N)  Labor Matters. Neither it nor any of its subsidiaries is a
                    -------------
party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

               (O)  Insurance. It and its subsidiaries have taken all requisite
                    ---------
action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

               (P)  Takeover Laws. It has taken all action required to be taken
                    -------------
by it in order to opt out or exempt this Plan and the Stock Option Agreement, and the transactions contemplated hereby and thereby, from, and this Plan and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "business combination," "moratorium," "disgorgement," "control share," or other applicable antitakeover laws and regulations (collectively, "Takeover Laws") of the Commonwealth of Pennsylvania, including Chapter 25 of the BCL.

               (Q)  Vote Required. The affirmative vote of the holders of a
                    -------------
majority of the shares of its Common Stock present and voting at the meeting referred to in Section 5.02 is the only vote of the holders of any class or series of its capital stock necessary to approve this Plan and the transactions contemplated hereby.

               (R)  Environmental Matters. Other than as previously disclosed in
                    ---------------------
Section 4.03(R) of its Disclosure Letter, there are no proceedings, claims, actions, or investigations of any kind, pending or threatened, in any court, agency, or other government authority or in any arbitral body, arising under any Environmental Law; there is no reasonable basis for any such proceeding, claim, action or investigation; there are no agreements, orders, judgments, decrees, letters or memoranda by or with any court, regulatory agency or other governmental authority, or with any other entity, imposing any liability or obligation; there are and have been no Materials of Environmental Concern or other conditions at any property (whether or not owned, operated, or otherwise used by, or the subject of a security interest on behalf of, it or any of its subsidiaries); and there are no reasonably anticipated future events. conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations under any Environmental Law. "Environmental Laws" means the statutes, rules, regulations, ordinances, codes, orders, decrees, and any other laws (including common law) of any foreign, federal, state, local, and any other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, or protection of human health-and-safety or of the environment, as in effect on or prior to the date of this Agreement. "Materials of Environmental Concern" means any hazardous or toxic substances, materials, wastes, pollutants, or contaminants, including without limitation those defined or regulated as such under any Environmental Law, and any other substance the presence of which may give rise to liability under an Environmental Law.

               (S)  Tax Reports. Except as Previously Disclosed in Section
                    -----------
4.03(S) of its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

               (T)  Pooling; Reorganization. As of the date hereof, it is aware
                    -----------------------
of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.

               (U)  Year 2000. It and each of its subsidiaries has reviewed the
                    ---------
areas within their business and operations which could be adversely affected by and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by it or its subsidiaries may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in a Material Adverse Effect. It has received from the Regulatory Authorities a current rating of "satisfactory" in regards to its Year 2000 preparedness.

               (V)  No Material Adverse Effect. Since December 31, 1997, except
                    --------------------------
as previously disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.


V.   COVENANTS.

     Southwest hereby covenants to and agrees with FCFC, and FCFC hereby covenants to and agrees with Southwest, that:

     5.01  Best Efforts. Subject to the terms and conditions of this Plan, it
           ------------
shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Southwest shall, and shall cause its officers, directors and employees to cooperate with and assist FCFC in the formulation of a plan or plans of integration of the operation of Southwest with those of FCFC.

     5.02  Shareholder Approvals. Each of them shall take, in accordance with
           ---------------------
applicable law, National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System ("NMS") rules, in the case of Southwest, and New York Stock Exchange ("NYSE") rules, in the case of FCFC, and its respective articles of incorporation and by-laws, all action necessary to convene, respectively, (i) an appropriate meeting of shareholders of FCFC to consider and vote upon the approval of this Plan (the "FCFC Meeting"), and (ii) an appropriate meeting of shareholders of Southwest to consider and vote upon the approval of this Plan (the "Southwest Meeting"); each of the FCFC Meeting and the Southwest meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. The Board of Directors of each of FCFC and Southwest will recommend approval of such matters, and each of FCFC and Southwest will take all reasonable lawful action to solicit such approval by its respective shareholders. Notwithstanding the foregoing, the Board of Directors of Southwest may determine not to recommend or solicit approval of the Merger or may withdraw its recommendation in favor of the Merger if it receives a written opinion of counsel that recommending or soliciting approval of the Merger, or failing to withdraw its recommendation, would constitute a breach or failure on the part of the Southwest

Board of Directors to perform the duties of their office and any liability for such breach or failure would not be covered under Southwest's directors' and officers' liability insurance policy. Southwest and FCFC shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     5.03  Registration Statement.
           ----------------------

           (A) Each of FCFC and Southwest agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by FCFC with the SEC in connection with the issuance of FCFC Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of FCFC and Southwest constituting a part thereof (the "Joint Proxy Statement")). Each of Southwest and FCFC agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. FCFC also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Southwest agrees to furnish to FCFC all information concerning Southwest, its subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

           (B) Each of Southwest and FCFC agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the FCFC Meeting and the Southwest Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the same meeting in the Joint Proxy Statement or any amendment or supplement thereto. Each of Southwest and FCFC agrees that the Joint Proxy Statement (except, in the case of Southwest, with respect to portions thereof prepared by FCFC, and except, in the case of FCFC, with respect to portions thereof prepared by Southwest) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of Southwest, with respect to portions thereof prepared by FCFC and except, in the case of FCFC, with respect to portions thereof prepared by Southwest) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

           (C) In the case of FCFC, FCFC will advise Southwest, promptly after FCFC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the FCFC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.04  Press Releases. Except as otherwise required by applicable law or the
           --------------
rules of the NASDAQ NMS or NYSE, neither FCFC nor Southwest shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Plan or the Stock Option Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     5.05  Access; Information. Upon reasonable notice, it shall afford the
           -------------------
other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it
(i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
(ii) all other information concerning the business, properties and personnel of it as the other may reasonably request; and it will not use any information obtained pursuant to this Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable NASDAQ or NYSE rules to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to complete the transactions contemplated by this Plan.

     5.06  Acquisition Proposals. Without the prior written consent of the
           ---------------------
other, neither Southwest nor FCFC shall, and each of them shall cause its respective subsidiaries not to, and each of them shall direct its officers, directors and employees and bankers, financial advisors, attorneys, accountants and other representatives ("Representatives") not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person (other than the other party hereto); relating to a Takeover Proposal, or enter into any agreement with respect to or take any action to endorse or recommend a Takeover Proposal. As used herein, the term "Takeover Proposal" shall mean any proposal for a merger, consolidation or other business combination involving such party or such subsidiary or any of its significant subsidiaries (other than a merger, consolidation or other business combination in which such party is the surviving corporation), or any tender or exchange offer or other plan, proposal or offer by any person (other than the other party hereto) to acquire in any manner 10% or more of the shares of any class of voting securities of, or 20% or more of the assets of, such party or any of its significant subsidiaries. Other than pursuant to the transactions contemplated by this Plan, each of FCFC and Southwest shall advise the other orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, of any such inquiry or proposal which it or any of its subsidiaries or any

Representative may receive and if such inquiry or proposal is in writing, then FCFC or Southwest, as the case may be, shall deliver to the other a copy of such inquiry or proposal as promptly as practicable after the receipt thereof.

     5.07 Affiliate Agreements.
          --------------------

          (A) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, FCFC shall deliver to Southwest, and Southwest shall deliver to FCFC, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

          (B) Each of Southwest and FCFC shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Southwest or FCFC, as the case may be, to execute and deliver to Southwest and FCFC on a date at least 40 days prior to the Merger an agreement in the form attached hereto as Exhibit B or Exhibit C, respectively.

     5.08 Takeover Laws.  No party shall take any action that would cause the
          -------------
transactions contemplated by this Plan and/or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, applicable provisions of Chapter 25 of the BCL, other Takeover Laws of the Commonwealth of Pennsylvania or Takeover Laws of any other State that purport to apply to this Plan, the Stock Option Agreements or the transactions contemplated hereby or thereby.

     5.09 Shares Listed.  In the case of FCFC, FCFC shall cause to be approved
          -------------
for listing, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of FCFC Common Stock to be issued to the holders of Southwest Common Stock in the Merger.

     5.10 Regulatory Applications.
          -----------------------

          (A) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to complete the Merger.

          (B) Each of FCFC and Southwest agrees to cooperate with the other and, subject to the terms and conditions set forth in this Plan, use its best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in Section 6.02. Each of FCFC and Southwest shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (C) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

     5.11 Indemnification.
          ---------------

          (A) For six years after the Effective Date (except as such time period is inapplicable as described below), FCFC shall indemnify defend and hold harmless the present and former directors, officers and employees of Southwest and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation and without regard to the six year time limit otherwise imposed by this Section 5.11(A), the transactions contemplated by this Plan) to the fullest extent that such persons are indemnified under Southwest's articles of incorporation and by-laws as in effect on the date hereof (and during such period FCFC shall also advance expenses (including expenses described in Section 5.11(E)) as incurred to the fullest extent permitted under Southwest's articles of incorporation and by-laws as in effect on the date hereof, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required). Notwithstanding the foregoing or anything to the contrary contained elsewhere herein, FCFC's indemnity agreement set forth above shall be limited to cover claims only to the extent that such claims are not paid under Southwest's directors' and officers' liability insurance policies referred to in Section 5.11(B) (or any substitute policy permitted by such section).

          (B) FCFC shall maintain Southwest's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms no less favorable, including FCFC's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date; provided, however, that in no event shall FCFC be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.11(B), any amount per annum in excess of 250% of the amount of the annual premiums paid as of the date hereof by Southwest for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FCFC shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

          (C)  Any Indemnified Party wishing to claim indemnification under
Section 5.11(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify FCFC thereof; provided that the failure so to notify shall not affect the obligations of FCFC under Section 5.1l(A) unless and to the extent FCFC has no actual knowledge of such claim, action, suit, proceeding or investigation and such failure so to notify materially increases FCFC's liability under such Section 5.11(A).

          (D) If FCFC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of FCFC shall assume the obligations set forth in this Section 5.11.

          (E) FCFC shall pay all reasonable costs, including attorneys fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.11. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     5.12 Benefit Plans: Employment Contracts.
          -----------------------------------

          (A) As soon as practicable after the Effective Date, FCFC shall take all reasonable action so that employees of Southwest and its subsidiaries shall be generally entitled to participate in the pension, severance, benefit, vacation, sick pay and similar plans on substantially the same terms and conditions as employees of FCFC and its subsidiaries, and until such time, the plans of Southwest shall remain in effect; provided, that no employee of Southwest who becomes an employee of FCFC and who elects coverage by FCFC's medical insurance plans shall be excluded from coverage thereunder (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under Southwest's medical insurance plans, but to the extent such preexisting condition was excluded from coverage under Southwest's medical insurance plans, this proviso shall not require coverage for such preexisting condition. For the purpose of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies, the vesting of benefits under such plans and the accrual of benefits under such plans (including, but not limited to, any pension, severance, 401(k), employee stock ownership, vacation and sick pay), without duplicating any benefits, FCFC shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with Southwest or its subsidiaries (and to the extent required by such plan, service with other corporations), as the case may be, as if they were with FCFC or its subsidiaries. FCFC also shall, and shall cause its subsidiaries to, continue to honor, to the extent required by law, in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(M) of the Southwest Disclosure Letter, between Southwest or any of its subsidiaries and any current or former director, officer or employee thereof. FCFC will enter into an agreement with David S. Dahlmann, which shall be generally consistent with the summary term sheet, attached as Schedule 5.12(a) to FCFC's Disclosure Letter, and shall supersede the employment agreement currently in effect. The parties will work in good faith to treat affected employee in an equitable manner under all supplemental plans, policies or arrangements. To the extent permitted by law, once the employees of Southwest and its subsidiaries are covered by the FCFC plans, the parties shall take such action as is required to eliminate duplicate or overlapping plans and eliminate or freeze the remaining Southwest plans.

          (B) As soon as practicable, but no more than 60 days after the date hereof, Southwest shall enter into agreements with those individuals listed on
Schedule 5.12(b) to Southwest's Disclosure Letter. Such agreements shall be in a form acceptable to Southwest in its sole but reasonable discretion. Upon execution of each such agreement, any prior employment, salary continuation, termination, severance or other similar agreement between such individual and Southwest or any of its subsidiaries shall be cancelled and shall be of no further force or effect.

     5.13 Certain Director and Officer Positions.
          --------------------------------------

          (A) FCFC agrees to fix the size of its Board at 24 members and to cause five members of Southwest's Board of Directors consisting of David S. Dahlmann and four other current directors of Southwest selected by FCFC from a list nominated by Southwest and willing so to serve subject to any applicable legal restrictions ("Former Southwest Directors") to be elected or appointed as directors of FCFC at, or as promptly as practicable after, the Effective Time. David S. Dahlmann shall be appointed to the class of the Board of Directors of FCFC elected by the shareholders of FCFC at the annual meeting of FCFC immediately preceding the Effective Date. Three of the Former Southwest Directors shall be appointed to the class of the Board of Directors of FCFC elected by the shareholders of FCFC at the annual meeting of FCFC immediately preceding the annual meeting referenced in the preceding sentence. The remaining Former Southwest Director shall be appointed to the remaining class of the FCFC Board of Directors.

          (B) FCFC agrees to cause David S. Dahlmann and one additional Former Southwest Director to be elected or appointed as members of the Executive Committee of the Board of Directors of FCFC at, or as promptly as practicable after, the Effective Time. The other Former Southwest Director shall be agreed upon by the Chief Executive Officers of Southwest and FCFC prior to the Effective Time. In the event Southwest National Bank of Pennsylvania or any successor ("Southwest Bank") is merged into First Commonwealth Bank ("FCB"), the Board of Directors of FCB Bank immediately following the Merger shall consist of that number of former Southwest Bank directors as bears the same proportion to the total number of directors of FCB as the number of Former Southwest Directors bears to the total number of directors of FCFC.

     5.14 Notification of Certain Matters.  Each of Southwest and FCFC shall
          -------------------------------
give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     5.15 Dividend Adjustment.  After the date of this Agreement, each of FCFC
          -------------------
and Southwest shall coordinate with the other the payment of dividends with respect to the FCFC Common Stock and Southwest Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FCFC Common Stock and Southwest Common Stock shall not receive two dividends or fail to receive one dividend, for any single calendar quarter with respect to their shares of FCFC Common Stock and/or Southwest Common Stock or any shares of FCFC Common Stock that any such holder receives in exchange for such shares of Southwest Common Stock in the Merger.

     5.16 Post-Merger Operations.  It is the present intention of FCFC that the
          ----------------------
Continuing Corporation maintain a substantial and prominent presence in the Westmoreland and Allegheny County market and, in connection therewith through Southwest Bank, shall continue to use and occupy Southwest Bank's existing branch system and personnel, subject to such changes in business plans as the Board of Directors of the Continuing Corporation may determine to be in the best interests of the Continuing Corporation and its shareholders, employees, customers and the communities it serves. The foregoing notwithstanding, no employee of Southwest Bank who was an employee both as of the Date of the Plan and as of the Effective Date, shall be terminated, except for cause, or laid-off as a direct and proximate result of the Merger. FCFC does, however, reserve the right to reassign Southwest Bank employees within FCFC and its affiliates. Further, until at least two years from the Effective Date, Southwest Bank shall remain a separate wholly-owned subsidiary of FCFC. At the request of FCFC after the Effective Date, Southwest Bank may convert from a national bank to a banking organization organized under the laws of the Commonwealth of Pennsylvania. The existing Board of Directors of Southwest Bank shall remain in place at least for two years from the Effective Date with the exception that the number of directors shall be increased by one and the vacancy created shall be filled by Joseph E. O'Dell or a successor designated by FCFC.


VI.  CONDITIONS TO CONSUMMATION OF THE MERGER.

     The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following (except that only Southwest's obligations are conditioned upon satisfaction of Section 6.06 and only FCFC's obligations are conditioned upon satisfaction of Sections 6.07 and 6.12):

     6.01 Shareholder Vote.  Approval of this Plan by the requisite votes of the
          ----------------
shareholders of Southwest and FCFC:

     6.02 Regulatory Approvals.  Procurement by FCFC and Southwest of all
          --------------------
requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto and such approvals and consents shall not impose any condition or restriction upon the Continuing Corporation or its subsidiaries which would be reasonably expected either (i) to have a Material Adverse Effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Continuing Corporation, or (ii) to prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining therefrom;

     6.03 Third Party Consents.  All consents or approvals of all persons (other
          --------------------
than Regulatory Authorities) required for the completion of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest or FCFC;

     6.04 No Injunction, Etc.  No order, decree or injunction of any court or
          ------------------
agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated hereby;

     6.05 Pooling Letters.  Southwest shall have received from KPMG Peat Marwick
          ---------------
LLP, independent auditors for Southwest, and FCFC shall have received from Deliotte & Touche LLP, independent auditors for FCFC, letters, dated the date of or shortly prior to each of the mailing dates of the Joint Proxy Statement and the Effective Date, to the effect that the Merger, if consummated in accordance with this Plan, qualifies for pooling of interests accounting treatment;

     6.06 Representations, Warranties and Covenants of FCFC.  (i) Each of the
          -------------------------------------------------
representations and warranties contained herein of FCFC shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of FCFC to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall been duly performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been performed and complied with in all material respects, and (iii) Southwest shall have received a certificate signed by the Chief Financial Officer of FCFC, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

     6.07 Representations, Warranties and Covenants of Southwest.  (i) Each of
          ------------------------------------------------------
the representations and warranties contained herein of Southwest shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02,
(ii) each and all of the agreements and covenants of Southwest to be performed and compiled with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) FCFC shall have received a certificate signed by the Chief Financial Officer of Southwest, dated the Effective Date, to the effect set forth in clauses (i) and
(ii);

     6.08 Effective Registration Statement.  The Registration Statement shall
          --------------------------------
have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

     6.09 Blue-Sky Permits.  FCFC shall have received all state securities laws
          ----------------
and "blue sky" permits necessary to consummate the Merger;

     6.10 Tax Opinion.  FCFC and Southwest shall have received an opinion from
          -----------
Tucker Arensberg, P.C., to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by shareholders of Southwest who receive shares of FCFC Common Stock, in exchange for their shares of Southwest Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements contained in certificates of officers of FCFC, Southwest, and others; and

     6.11 NYSE Listing.  The shares of FCFC Common Stock issuable pursuant to
          ------------
this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance.


VII. TERMINATION.

     7.01 Termination.  This Plan may be terminated, and the Merger may be
          -----------
abandoned:

          (A)  Mutual Consent.  At any time prior to the Effective Time, by the
               --------------
mutual consent of FCFC and Southwest, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (B)  Delay.  At any time prior to the Effective Time, by FCFC or
               -----
Southwest, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by November 30, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(B).

          (C)  No Approval.  By Southwest or FCFC, if its Board of Directors so
               -----------
determines by a vote of a majority of the members of its entire Board, in the event that (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by this Plan shall have been denied by final action of the Board and the time for appeal shall have expired, or (ii) any shareholder approval required by Section 6.01 herein is not obtained at the Southwest Meeting or the FCFC Meeting.

          (D)  Possible Adjustment.  By Southwest, if its Board of Directors so
               -------------------
determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if the Average Closing Price on the Determination Date of shares of FCFC Common Stock shall be less than the product of 0.80 and the Starting Price; provided
                                                                     --------
however, the Board of Directors of Southwest cannot exercise the right of
-------
termination set forth immediately above if on the Date of Determination (i) the Index Price on the Date of Determination is equal to or less than the product of
0.80 and the Index Price on the Starting Date and (ii) the Average Closing Price of the FCFC Common Stock is equal to or greater than the product of 0.70 and the Starting Price. If Southwest elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to FCFC; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FCFC shall have the option to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If FCFC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Southwest of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to (this Section 7.01(D) and this Plan shall remain in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.01(D).

For purposes of this Section 7.01(D), the following terms shall have the meanings indicated:

     "Average Closing Price" means the average daily last sale price of FCFC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

     "Determination Date" means the date on which the approval of the Federal Reserve Board required for completion of the Merger shall be received.

     "Index Group" shall mean the group of bank holding companies listed in the SNL Bank Index (banks with assets of $1,000,000,000 to $5,000,000,000), the common stock of all of which shall be publicly traded since the Starting Date.

     "Index Price" on a given date shall mean the market-capitalization-weighted average (weighted pursuant to the SNL Bank Index (banks with assets of $1,000,000,000 to $5,000,000,000)) of the closing prices of the companies composing the Index Group.

      "Starting Date" means July 14, 1998.

      "Starting Price" shall mean the average of the last sales prices of FCFC Common Stock (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source) for the Starting Date and the nine trading dates immediately preceding the Starting Date.

      If FCFC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the price for the common stock of FCFC shall be appropriately adjusted for the purposes of applying this Section 7.01(D).

           (E)  Failure to Recommend, Etc.  At any time prior to the Southwest
                -------------------------
Meeting, by FCFC if the Board of Directors of Southwest shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such FCFC Meeting, by Southwest if the Board of Directors of FCFC shall have failed to make its recommendation in a manner adverse to the interests of FCFC; or at any time prior to the recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Southwest.

      7.02 Effect of Termination and Abandonment.  In the event of termination
           -------------------------------------
of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01, (ii) that the Stock Option Agreement shall be governed by its own terms as to termination and (iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.


VIII. OTHER MATTERS.

      8.01 Survival.  All representations, warranties, agreements and covenants
           --------
contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.11, 5.12, 5.13, 8.01, 8.04, 8.06 and 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(B), 7.02, 8.01, 8.04, 8.05, 8.06, 8.07 and 8.09,
shall survive such termination.

      8.02 Waiver; Amendment.  Prior to the Effective Time, any provision of
           -----------------
this Plan may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the Southwest Meeting the consideration to be received by the shareholders of Southwest for each share of Southwest Common Stock shall not thereby be decreased.

      8.03 Counterparts.  This Plan may be executed in one or more counterparts,
           ------------
each of which shall be deemed to constitute an original.

     8.04 Governing Law.  This Plan shall be governed by, and interpreted in
          -------------
accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

     8.05 Expenses.  Each party hereto will bear all expenses incurred by it in
          --------
connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between Southwest and FCFC and FCFC shall reimburse Southwest for the fees and expenses of its counsel.

     8.06 Confidentiality.  Except as otherwise provided in Section 5.05(B),
          ---------------
each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable NASDAQ or NYSE rule to be disclosed. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

     8.07 Notices.  All notices, requests and other communications hereunder to
          -------
a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties.

          If to FCFC, to:

               Joseph E. O'Dell
               President and Chief Executive Officer
               First Commonwealth Financial Corporation
               22 North Sixth Street
               Indiana, Pennsylvania  15701

          With copy to:

               David R. Tomb, Jr., Esquire
               Tomb & Tomb
               402 Indiana Theater Building
               Indiana, Pennsylvania  15701

          If to Southwest, to:

               David S. Dahlmann
               President and Chief Executive Officer
               Southwest National Corporation
               111 Main Street
               Greensburg, Pennsylvania  15601

          With a copy to:

               Henry S. Pool, Esquire
               Tucker Arensberg, P.C.
               1500 One PPG Place
               Pittsburgh, Pennsylvania  15222

     8.08 Definitions.  Any term defined anywhere in this Plan shall have the
          -----------
meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect" shall mean, with respect to Southwest or FCFC, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of Southwest and its subsidiaries taken as a whole, or FCFC and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of Southwest or FCFC, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of actions or omissions of Southwest, or FCFC taken with the prior informed consent of Southwest or FCFC, as applicable, in contemplation of the transactions contemplated hereby;

          (B) the term "person" shall mean any individual, bank, savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;

          (C) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other party prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;

          (D) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and

          (E) the terms "subsidiary" and "significant subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     8.09 Entire Understanding; No Third Party Beneficiaries.  This Plan and the
          --------------------------------------------------
Stock Option Agreements together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Sections 5.11, 5.12 and 5.13, nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     8.10 Headings.  The headings contained in this Plan are for reference
          --------
purposes only and are not part of this Plan.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                               SOUTHWEST NATIONAL CORPORATION

                               By: /s/ David S. Dalhmann
                                  --------------------------------------------
                                  Name:  David S. Dahlmann
                                  Title: President and Chief Executive Officer


                               FIRST COMMONWEALTH FINANCIAL CORPORATION

                               By: /s/ Joseph E. O'Dell
                                  ----------------------------------------------
                               Name:  Joseph E. O'Dell
                               Title: President and Chief Executive Officer